EXHIBIT 99.2
                                                                    ------------


                 ARBY'S RESTAURANT GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                         JANUARY 2,                  APRIL 3,
                                                                           2005                        2005
                                                                         ---------                  ---------
                                                                                   (IN THOUSANDS)
                                                                                     (UNAUDITED)
ASSETS

Current assets:
   Cash and cash equivalents .....................................       $  19,418                  $  19,061
   Receivables ...................................................          13,719                     12,931
   Inventories ...................................................           2,222                      2,125
   Deferred income tax benefit ...................................           3,698                      3,698
   Prepaid expenses ..............................................           4,109                      4,090
                                                                         ---------                  ---------
   Total current assets ..........................................          43,166                     41,905

Restricted cash equivalents ......................................          30,547                     30,555
Properties .......................................................          58,739                     57,360
Goodwill .........................................................          64,153                     64,153
Other intangible assets ..........................................           6,426                      6,180
Deferred income tax benefit ......................................          27,033                     27,921
Due from an affiliate ............................................           2,944                      2,944
Deferred costs and other assets ..................................           7,069                      9,256
                                                                         ---------                  ---------
                                                                         $ 240,077                  $ 240,274
                                                                         =========                  =========

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
   Current portion of long-term debt .............................       $  31,764                  $  31,553
   Accounts payable ..............................................          10,530                     12,087
   Accrued expenses ..............................................          25,359                     21,160
                                                                         ---------                  ---------
   Total current liabilities .....................................          67,653                     64,800

Long-term debt ...................................................         255,669                    247,545
Notes payable to an affiliate ....................................          27,636                     31,136
Other liabilities and deferred income ............................          23,298                     23,065
Stockholder's deficit:
   Common stock ..................................................               1                          1
   Additional paid-in capital ....................................          42,597                     47,202
   Accumulated deficit ...........................................        (176,514)                  (173,231)
   Accumulated other comprehensive deficit .......................            (263)                      (244)
                                                                         ---------                  ---------
     Total stockholder's deficit .................................        (134,179)                  (126,272)
                                                                         ---------                  ---------
                                                                         $ 240,077                  $ 240,274
                                                                         =========                  =========

                 ARBY'S RESTAURANT GROUP, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED INCOME STATEMENTS

                                                                                                        THREE MONTHS ENDED
                                                                                                   ----------------------------
                                                                                                     MARCH 28,       APRIL 3,
                                                                                                       2004            2005
                                                                                                     --------        --------
                                                                                                          (IN THOUSANDS)
                                                                                                            (UNAUDITED)

Revenues:
     Net sales ...............................................................................       $ 46,724        $ 51,190
     Royalties and franchise and related fees ................................................         22,467          23,579
                                                                                                     --------        --------
                                                                                                       69,191          74,769
                                                                                                     --------        --------
Costs and expenses:
     Cost of sales, excluding depreciation and amortization ..................................         37,385          39,189
     Advertising and selling .................................................................          4,167           4,583
     General and administrative, excluding depreciation and amortization .....................         13,629          13,934
     Depreciation and amortization, excluding amortization of deferred financing costs .......          2,015           2,936
                                                                                                     --------        --------
                                                                                                       57,196          60,642
                                                                                                     --------        --------
           Operating profit ..................................................................         11,995          14,127
Interest expense .............................................................................         (6,885)         (6,571)
Insurance expense related to long-term debt ..................................................           (991)           (904)
Other income (expense), net ..................................................................            144          (1,068)
                                                                                                     --------        --------
           Income before income taxes ........................................................          4,263           5,584
Provision for income taxes ...................................................................         (1,661)         (2,301)
                                                                                                     --------        --------
           Net income ........................................................................       $  2,602        $  3,283
                                                                                                     ========        ========

                 ARBY'S RESTAURANT GROUP, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIT
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                            ACCUMULATED OTHER
                                                                                              COMPREHENSIVE
                                                                                                 DEFICIT
                                                                                       ----------------------------
                                                         ADDITIONAL                      CURRENCY      UNRECOGNIZED
                                            COMMON        PAID-IN       ACCUMULATED    TRANSLATION        PENSION
                                             STOCK        CAPITAL         DEFICIT       ADJUSTMENT         LOSS            TOTAL
                                          ---------      ---------      -----------    -----------     ------------     ----------
Balance at January 2, 2005 .........      $       1      $  42,597       $(176,514)      $      19      $    (282)      $(134,179)
   Comprehensive income:
     Net income ....................             --             --           3,283              --             --           3,283
     Net change in currency
       translation adjustment ......             --             --              --              19             --              19
     Comprehensive income ..........          3,302
   Cash capital contributions ......             --          5,800              --              --             --           5,800
   Cash dividends ..................             --         (1,195)             --              --             --          (1,195)
                                          ---------      ---------       ----------      ---------      ----------      ----------
Balance at April 3, 2005 ...........      $       1      $  47,202       $(173,231)      $      38      $    (282)      $(126,272)
                                          =========      =========       ==========      =========      ==========      ==========

                 ARBY'S RESTAURANT GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                THREE MONTHS ENDED
                                                                                        --------------------------------
                                                                                          MARCH 28,           APRIL 3,
                                                                                            2004                2005
                                                                                          --------            --------
                                                                                                 (IN THOUSANDS)
                                                                                                   (UNAUDITED)
Cash flows from operating activities:
    Net income ...................................................................        $  2,602            $  3,283
    Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
         Depreciation and amortization of properties .............................           1,763               2,651
         Amortization of other intangible assets .................................             252                 285
         Amortization of deferred financing costs and original issue discount ....             412                 372
         Deferred income tax benefit .............................................          (1,482)               (888)
         Unfavorable lease liability recognized ..................................            (438)               (290)
         Deferred vendor incentive recognized ....................................            (386)                 --
         Provision for doubtful accounts .........................................              37                  80
         Interest income on restricted cash equivalents ..........................             (18)               (105)
         Other, net ..............................................................             273                 100
Changes in operating assets and liabilities:
             (Increase) decrease in receivables ..................................            (686)                708
             Decrease in inventories .............................................              54                  97
             (Increase) decrease in prepaid expenses .............................            (202)                 19
             Decrease in accounts payable and accrued expenses ...................          (4,700)             (2,629)
                                                                                          --------            --------
                Net cash provided by (used in) operating activities ..............          (2,519)              3,683
                                                                                          --------            --------
Cash flows from investing activities:
Cost of business acquisitions ....................................................              --              (2,556)
Capital expenditures .............................................................          (1,045)             (1,201)
Other, net .......................................................................              (6)                (34)
                                                                                          --------            --------
                Net cash provided by (used in) investing activities ..............          (1,051)             (3,791)
                                                                                          --------            --------
Cash flows from financing activities:
Repayments of long-term debt .....................................................          (7,307)             (8,451)
Dividends paid ...................................................................              --              (1,195)
Cash capital contributions .......................................................           6,200               5,800
Borrowings from an affiliate .....................................................           2,000               3,500
Transfers from restricted cash equivalents collateralizing long-term debt ........              23                  97
                                                                                          --------            --------
                Net cash provided by (used in) financing activities ..............             916                (249)
                                                                                          --------            --------
Net decrease in cash and cash equivalents ........................................          (2,654)               (357)
Cash and cash equivalents at beginning of period .................................          21,272              19,418
                                                                                          --------            --------
Cash and cash equivalents at end of period .......................................        $ 18,618            $ 19,061
                                                                                          ========            ========

                 ARBY'S RESTAURANT GROUP, INC. AND SUBSIDIARIES
                    SUMMARY HISTORICAL FINANCIAL INFORMATION
                                  (UNAUDITED)


                                                                         FISCAL YEAR ENDED
                                                     -----------------------------------------------------    TWELVE MONTHS
                                                         DECEMBER 29,      DECEMBER 28,       JANUARY 2,            ENDED
($ in millions)                                             2002 (2)              2003             2005        APRIL 3, 2005
----------------------------------------------------------------------------------------------------------    --------------
INCOME STATEMENT
Royalties & Franchise and Related Fees (1)                    $ 97.8            $ 92.1            $100.9            $102.0
Restaurant Sales                                                 0.0             201.5             205.6             210.1
                                                        ==============    ==============    ==============    ==============
Total Revenues                                                $ 97.8            $293.6            $306.5            $312.1

Cost of Sales                                                    0.0             151.6             162.6             164.4
                                                        ==============    ==============    ==============    ==============
Gross Profit                                                  $ 97.8            $142.0            $143.9            $147.7

EBITDAR (3)                                                     61.5              90.0              87.8              91.1
Rent                                                             0.9              15.1              15.7              16.0

EBITDA (3)                                                    $ 60.6            $ 75.1            $ 72.1             $75.1
Depreciation & Amortization                                      1.0               8.5              12.9              10.5
                                                        ==============    ==============    ==============    ==============
EBIT (3)                                                      $ 59.6            $ 66.6            $ 59.2             $64.6
Interest Expense                                                21.8              29.2              27.3              27.0
Net Income                                                      20.8               4.6              17.0              17.7

----------------------------------------------------------------------------------------------------------    --------------
Adjusted EBITDA                                               $ 64.7            $ 79.3            $ 76.4             $79.4
Less: Interest Expense (5)                                     (21.8)            (29.2)            (27.3)            (27.0)
Less: Cash Income Taxes (4)                                     (1.0)             (2.5)             (1.9)             (6.9)
Plus: (Increase) / Decrease in Networking Capital                0.7              (9.8)             (3.8)             (0.1)
                                                        --------------    --------------    --------------    --------------
Operating Cash Flow                                           $ 42.6            $ 37.8            $ 43.4             $45.4
Less: Capital Expenditures                                       0.0              (5.3)            (13.7)            (13.8)
                                                        --------------    --------------    --------------    --------------
Free Cash Flow                                                $ 42.6            $ 32.5            $ 29.7             $31.6
                                                        ==============    ==============    ==============    ==============

EBITDA, as calculated                                           60.6              75.1              72.1              75.1
Triarc Management Fee                                            4.1               4.2               4.3               4.3
                                                        --------------    --------------    --------------    --------------
Adjusted EBITDA                                               $ 64.7            $ 79.3            $ 76.4             $79.4
                                                        ==============    ==============    ==============    ==============

---------------------------
Note: Fiscal years 2002 - 2004 financial information derived from audited financial statements

(1)   Includes elimination of intercompany fees.
(2) The acquisition of Sybra, Inc., which owns and operates the ARG company-owned restaurants, was completed on December 27, 2002. As such, the 2002 period which ended on December 29, 2002 primarily reflects the results of franchise operations.
(3) Includes addbacks for goodwill impairment charges of $22.0 million in fiscal year 2003 and asset and other intangibles impairment charges of $0.4 million and $3.4 million in fiscal year 2003 and fiscal year 2004, respectively and $3.4 million in the twelve-months ended April 3, 2005.
(4) Cash income taxes for the twelve months ended April 3, 2005 is estimated to be 38.9% of net income.
(5)   Includes non-cash interest expense

                            ARG EBITDA RECONCILIATION

          EBITDA consists of earnings before interest, taxes and depreciation and amortization. As compared to the nearest GAAP measurement, EBITDA represents net income plus or minus (1) interest and other income (expense), net, plus the sum of (2) impairment of goodwill and other long-lived assets, (3) insurance expense related to certain long-term debt (which will be repaid in connection with the RTM Acquisition), (4) interest expense, (5) provision for income taxes and (6) depreciation and amortization, excluding amortization of deferred financing costs. The Company uses EBITDA as an internal measurement of operating performance as well as assisting investors in the understanding of the Company's performance by using a measure that is unaffected by changes in capital structure or capital investment cycles. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP. EBITDA should not be used as a substitute for net income, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. A reconciliation of EBITDA, Adjusted EBITDA and EBITDAR to net income is provided below:

                                                                    FISCAL YEAR ENDED
                                                     ---------------------------------------------    TWELVE MONTHS
                                                                                                              ENDED
                                                     DECEMBER 29,    DECEMBER 28,      JANUARY 2,          APRIL 3,
($ in millions)                                              2002            2003            2005              2005
------------------------------------------------------------------  --------------  --------------  ----------------
Net income                                                 $ 20.8           $ 4.6          $ 17.0            $ 17.7
Interest and other (income) expense, net                     (1.0)           (0.4)           (0.3)              0.9
Impairment of goodwill and other long-lived assets             --            22.0             3.4               3.4
Insurance expense related to long-term debt                   4.5             4.2             3.9               3.8
Interest expense                                             21.8            29.2            27.3              27.0
Provision for income taxes                                   13.4             7.1            11.3              12.0
Depreciation and amortization, excluding amortization
   of deferred financing costs                                1.0             8.5             9.5              10.5
                                                       -----------  --------------  --------------  ----------------
             EBITDA                                        $ 60.6          $ 75.1          $ 72.1            $ 75.1
Triarc management fee                                         4.1             4.2             4.3               4.3
                                                       -----------  --------------  --------------  ----------------
             ADJUSTED EBITDA                               $ 64.7          $ 79.3          $ 76.4            $ 79.4
                                                       ===========  ==============  ==============  ================

EBITDA                                                     $ 60.6          $ 75.1          $ 72.1            $ 75.1
Rent expense                                                  0.9            15.1            15.7              16.0
                                                       -----------  --------------  --------------  ----------------
             EBITDAR                                       $ 61.5          $ 90.2          $ 87.8            $ 91.1
                                                       ===========  ==============  ==============  ================

                              RTM Restaurant Group
                        Unaudited Combined Balance Sheets
                                 (IN THOUSANDS)

                                                                               MARCH 6,               MAY 30,
                                                                                2005                   2004
                                                                              ---------             ---------
ASSETS
Current assets:
   Cash and cash equivalents                                                  $  10,846             $   8,475
   Income taxes receivable                                                        2,163                 2,498
   Other receivables                                                              4,063                 4,858
   Inventories                                                                    6,398                 7,637
   Prepaid expenses                                                               9,782                 8,124
   Deferred income taxes                                                          2,047                 1,980
                                                                              ---------             ---------
Total current assets                                                             35,299                33,572
Land, property and equipment:
   Land                                                                         104,430                97,458
   Property and equipment, net of accumulated depreciation of
      $155,149 in 2005 and $148,462 in 2004, respectively                       178,125               178,561
   Capital leases, net of accumulated amortization of $17,905 in
      2005 and $14,486  in 2004, respectively                                    45,277                43,506
                                                                              ---------             ---------
   Land, property and equipment, net                                            327,832               319,525
Other assets:
   Notes receivable, net of current portion and deferred gain                     4,840                 4,042
   Goodwill                                                                      65,548                60,861
   Other intangibles, net of accumulated amortization of $12,792 in
      2005 and $12,638 in 2004, respectively                                     18,816                19,178
   Other                                                                         10,477                 9,017
                                                                              ---------             ---------
Total other assets                                                               99,681                93,098
                                                                              ---------             ---------
Total assets                                                                  $ 462,812             $ 446,195
                                                                              =========             =========

LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
   Accounts payable                                                           $  42,983             $  38,629
   Accrued expenses                                                              27,313                26,744
   Current portion of long-term debt                                             29,452                29,112
   Current portion of financing obligations                                         356                   268
   Current portion of capital lease obligations                                   4,226                 3,898
                                                                              ---------             ---------
Total current liabilities                                                       104,330                98,651

Long-term debt, net of current portion                                          183,407               190,293
Financing obligations, net of current portion                                   131,523               118,156
Capital lease obligations, net of current portion                                46,327                43,712
Deferred income taxes                                                             4,246                 9,261
Other liabilities and deferred credits                                           31,803                24,126
                                                                              ---------             ---------
Total liabilities                                                               501,636               484,199

Commitments and contingent liabilities
Net capital deficiency:
   Common stock                                                                       2                     2
   Additional paid-in capital                                                    14,618                14,570
   Retained earnings                                                             45,249                41,519
   Treasury stock                                                               (20,720)              (17,245)
   Stock notes receivable                                                       (10,252)              (10,480)
   Notes and advances due from affiliates                                       (67,721)              (66,370)
                                                                              ---------             ---------
Net  capital deficiency                                                         (38,824)              (38,004)
                                                                             ---------             ---------
Total liabilities and net capital deficiency                                  $ 462,812             $ 446,195
                                                                              =========             =========

                              RTM Restaurant Group
                   Unaudited Combined Statements of Operations
                                 (IN THOUSANDS)

                                                                                    FORTY WEEKS ENDED
                                                                              MARCH 6,          FEBRUARY 29,
                                                                                2005                2004
                                                                            --------------------------------
Net sales                                                                   $ 606,295              $ 550,769

Costs and expenses:
  Costs of operations, excluding depreciation and amortization                488,809                449,209
  General and administrative, excluding depreciation and amortization          63,034                 55,072
  Depreciation and amortization                                                22,334                 17,739
                                                                            --------------------------------
                                                                              574,177                522,020
                                                                            --------------------------------
Operating profit                                                               32,118                 28,749

Interest expense, net                                                         (27,543)               (26,594)
Other income                                                                    1,026                    992
                                                                            --------------------------------
Income (loss) before income taxes and discontinued operations                   5,601                  3,147
Provision for income taxes                                                        411                    572
                                                                            --------------------------------
Income (loss) from continuing operations                                        5,190                  2,575
Income from discontinued operations, net of income taxes of
  $1,978 and ($63) in 2005 and 2004, respectively                               3,516                   (742)
                                                                            --------------------------------
Net (loss) income                                                           $   8,706              $   1,833
                                                                            ================================

                              RTM Restaurant Group
             Unaudited Combined Statements of Net Capital Deficiency
                                 (IN THOUSANDS)

                                                                                                          NOTES AND
                                                 ADDITIONAL                                               ADVANCES
                                      COMMON      PAID-IN      RETAINED      TREASURY    STOCK NOTES      DUE FROM
                                       STOCK      CAPITAL      EARNINGS        STOCK      RECEIVABLE     AFFILIATES      TOTAL
                                    ----------------------------------------------------------------------------------------------
Balance at May 25, 2003              $     2     $ 13,691      $ 34,717              -    $ (11,505)     $ (63,760)    $ (26,855)
Net income                                 -            -        12,191              -            -              -        12,191
Repurchase of common stock and
   members' interest                       -            -        (1,389)       (17,696)       2,406            216       (16,463)
Sale of common stock                       -            -             -            451            -              -           451
Vested stock awards                        -          879             -              -            -              -           879
Shareholder loan transactions, net         -            -             -              -       (1,381)             -        (1,381)
Dividends and distributions                -            -        (4,000)             -            -              -        (4,000)
Loans to affiliates, net                   -            -             -              -            -         (2,826)       (2,826)
                                    ----------------------------------------------------------------------------------------------
Balance at May 30, 2004                    2       14,570        41,519        (17,245)     (10,480)       (66,370)      (38,004)
Net income                                 -            -         8,706              -            -              -         8,706
Repurchase of common stock and
   members' interest                       -           48             -         (3,475)           -              -        (3,427)
Shareholder loan transactions, net         -            -             -              -          228              -           228
Dividends and distributions                -            -        (4,976)             -            -              -        (4,976)
Loans to affiliates, net                   -            -             -              -            -         (1,351)       (1,351)
                                    ----------------------------------------------------------------------------------------------
Balance at March 6, 2005             $     2       $14,618      $45,249       $(20,720)    $(10,252)      $(67,721)     $(38,824)
                                    ==============================================================================================

                              RTM Restaurant Group
                   Unaudited Combined Statements of Cash Flows
                                 (IN THOUSANDS)

                                                                                       FORTY WEEKS ENDED
                                                                                ---------------------------------
                                                                                 MARCH 6,            FEBRUARY 29,
                                                                                   2005                  2004
                                                                                ----------           ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                                $  8,706              $  1,833
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depreciation and amortization, continuing operations                         22,334                17,739
      Depreciation and amortization, discontinued operations                           70                 1,934
      Stock-based compensation (income) expense                                     5,550                   (41)
      Deferred income taxes                                                        (5,082)               (1,692)
      (Gain) loss on sales of units                                                  (490)                 (441)
      Gain on sale of discontinued operations                                      (4,940)                   --
      Changes in operating assets and liabilities:
         Income taxes receivable                                                      335                (3,586)
         Other receivables                                                            562                 2,958
         Inventories                                                                1,239                  (571)
         Accounts payable                                                           4,354                14,934
         Accrued expenses                                                             466                (2,664)
         Prepaid expenses                                                          (1,658)                3,459
         Other liabilities and deferred credits                                     2,240                   565
                                                                                 --------              --------
Net cash provided by operating activities                                          33,686                34,427

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of land, property, and equipment                                         (12,260)              (29,924)
Notes and advances due from affiliates                                             (1,351)               (2,305)
Additions to notes receivable                                                      (2,134)               (1,389)
Collections on notes receivable                                                       419                   597
Proceeds from disposal of land and property                                         4,156                 4,695
Purchase of other assets                                                           (2,711)               (2,203)
Proceeds from disposal of other assets                                                912                    13
                                                                                 --------              --------
Net cash used in investing activities                                             (12,969)              (30,516)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                                           13,135                29,625
Payments on long-term debt, financing and capital lease obligations               (25,981)              (26,882)
Repurchase of treasury stock  and members' interest                                  (976)               (1,676)
Proceeds from sale of treasury stock                                                  452                   450
Payments of dividends and distributions                                            (4,976)               (4,000)
                                                                                 --------              --------
Net cash used in financing activities                                             (18,346)               (2,483)
                                                                                 --------              --------
Net increase (decrease) in cash and cash equivalents                                2,371                 1,428
Cash and cash equivalents at the beginning of the period                            8,475                 8,621
                                                                                 --------              --------
Cash and cash equivalents at the end of the period                               $ 10,846              $ 10,049
                                                                                 ========              ========

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                                                           $ 33,973              $ 32,919
Cash paid for income taxes, net of refunds                                       $  1,850              $  1,808
NONCASH INVESTING AND FINANCING ACTIVITIES
Additions to capital lease and financing obligations                             $ 18,823              $ 20,378
Treasury stock acquired in exchange for notes receivable
   and other consideration                                                       $  4,342              $ 15,425
Note receivable taken on sale from sale of property,
   plant and equipment                                                           $    832              $     --
Cancellation of notes receivable from shareholders and
   affiliates in share repurchases                                               $ (1,391)             $  2,406
Net liabilities assumed,  notes and accounts receivables forgiven
   and notes payables given in purchase of restaurants                           $  4,870              $     --

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF RTM

RESULTS OF OPERATIONS FOR THE YEAR ENDED MAY 30, 2004 COMPARED TO THE YEAR ENDED MAY 25, 2003

NET SALES

RTM sales increased $32.1 million, or 5%, to $740.0 million in 2004 from $707.9 million in 2003. Higher sales reflected contributions from new stores totaling $26.4 million and $14.3 million in sales for a 53rd week in 2004. The average check rose 1.0% in 2004 but was more than offset by a decline in transactions of 1.2%, due in part to a relative lack of new product offerings in 2004.

COST OF OPERATIONS, EXCLUDING DEPRECIATION AND AMORTIZATION

RTM's cost of operations, excluding depreciation and amortization, increased $43.6 million, or 8%, in 2004 to $602.5 million reflecting a restaurant margin of 18.6%, from $558.9 million in 2003, reflecting a restaurant margin of 21.0%. Approximately $11.6 million of the increase in cost of operations was attributable to the 53rd week in 2004. Food and paper costs rose from 26.5% of net sales in 2003 to 28.2% of net sales in 2004 primary due to a 24% increase in beef costs, the largest component of menu offerings

RESULTS OF OPERATIONS FOR THE YEAR ENDED MAY 25, 2003 COMPARED TO THE YEAR ENDED MAY 26, 2002

NET SALES

RTM net sales increased $23.5 million or 3% to $707.9 million in 2003 from $684.4 million for 2002. Higher sales reflect contributions from new restaurant units totaling $27.7 million and a 0.2% increase in same-store sales, which contributed a total of $1.3 million. The 0.2% increase in same-store sales reflected an increase in average check, which was offset by a decline in transactions. Higher same-store sales and contributions from new restaurant units were partially offset by the impact of closing underperforming stores ($5.5 million).

COST OF OPERATIONS, EXCLUDING DEPRECIATION AND AMORTIZATION

RTM's cost of operations, excluding depreciation and amortization, increased $15.9 million, or 3%, to $558.9 million in 2003, resulting in a restaurant margin of 21.0%, from $543.0 million and a restaurant margin of 20.7% for the same period in 2002. Cost of operations, excluding depreciation and amortization, improved slightly in 2003 to 79.0% from 79.3% in 2002 as improvements in food and paper costs were offset by higher payroll, employee benefit, occupancy and other operating expenses. Food and paper costs improved from 27.9% of net sales in 2002 to 26.5% of net sales in 2003 primarily due to a 10% reduction in beef costs, the largest component of menu offerings.

                  RTM SUMMARY HISTORICAL FINANCIAL INFORMATION
                                  (UNAUDITED)

                                                                        FISCAL YEAR ENDED
                                                        -------------------------------------------------    TWELVE MONTHS
                                                                                                                     ENDED
                                                              MAY 26,           MAY 25,          MAY 30,          MARCH 6,
($ in millions)                                                 2002              2003             2005              2005
----------------------------------------------------------------------------------------------------------    --------------
INCOME STATEMENT
Revenues                                                      $684.4            $707.9            $740.0            $795.5
Cost of Sales                                                  506.8             517.4             558.3             598.0
                                                        ==============    ==============    ==============    ==============
Gross Profit                                                  $177.6            $190.5            $181.7            $197.5

EBITDAR (1)                                                     96.2             102.3             101.9             113.2
Rent                                                            38.5              39.8              42.2              44.6

EBITDA (1)                                                    $ 57.7            $ 62.5            $ 59.7            $ 68.6
Depreciation & Amortization                                     27.6              24.4              24.9              28.4
                                                        ==============    ==============    ==============    ==============
EBIT (1)                                                      $ 30.1            $ 38.1            $ 34.8            $ 40.2
Net Interest Expense                                            30.8              32.9              34.3              35.7
Net Income (2)                                                  (2.9)              1.3               0.9               2.3

----------------------------------------------------------------------------------------------------------    --------------
EBITDA                                                        $ 57.7            $ 62.5            $ 59.7            $ 68.6
Less: Interest Expense                                         (30.8)            (32.9)            (34.3)            (35.7)
Less: Taxes                                                     (2.3)             (4.6)             (0.8)             (2.3)
Plus: Deferred Tax Provision                                    (0.9)              0.2               0.4              (0.6)
Plus: (Increase) / Decrease in Net Working Capital              (4.3)             (2.0)              7.3              (1.8)
                                                        --------------    --------------    --------------    --------------
Operating Cash Flow                                           $ 19.3            $ 23.1            $ 32.4            $ 28.3
Less: Capital Expenditures                                      (5.5)            (12.0)            (25.5)            (23.0)
                                                        --------------    --------------    --------------    --------------
Free Cash Flow                                                $ 13.8            $ 11.2            $  6.9            $  5.3
                                                        ==============    ==============    ==============    ==============

Note: Financial information derived from unaudited financial statements
      Cost of sales excludes rent. RTM fiscal year ending in May.
      All numbers exclude discontinued operations, including net income.
      Gain (loss) on sale of units that are not part of discontinued operations are included in the numbers above.
(1) Includes add back of goodwill impairment of $1.1 million in the twelve-months ended March 6, 2005.
(2)   Represents net income from continuing operations.

                            RTM EBITDA RECONCILIATION

          EBITDA consists of earnings before interest, taxes and depreciation and amortization. As compared toinhoperation GAAP measurement, EBITDA represents net income (loss) less: (1) income from discontinued operations, net of income taxes, and (2) other income, plus the sum of (3) impairment of other long-lived assets (4) interest expense, net, (5) provision for income taxes and (6) depreciation and amortization, excluding amortization of deferred financing costs. RTM uses EBITDA as an internal measurement of operating performance as well as assisting investors in the understanding of RTM's performance by using a measure that is unaffected by changes in capital structure or capital investment cycles. This term, as defined, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP. EBITDA should not be used as a substitute for net income, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. A reconciliation of EBITDA and EBITDAR to net income (loss) is provided below:

                                                                    FISCAL YEAR ENDED
                                                     ---------------------------------------------  TWELVE MONTHS
                                                                                                            ENDED
                                                              MAY 26,        MAY 25,       MAY 30,       MARCH 6,
($ in millions)                                                  2002           2003          2005           2005
----------------------------------------------------------------------   ------------  ------------   ------------
Net income (loss)                                              $ (1.2)         $ 3.5        $ 12.2         $ 17.8
Income from discontinued operations, net of income taxes         (1.7)          (2.2)        (11.3)         (15.5)
Impairment of other long-lived assets                              --             --            --            1.1
Other income                                                     (0.1)          (0.7)         (1.2)          (1.2)
Interest expense, net                                            30.8           32.9          34.3           35.7
Provision for income taxes                                        2.3            4.6           0.8            2.3
Depreciation and amortization, excluding amortization
   of deferred financing costs                                   27.6           24.4          24.9           28.4
                                                          ------------   ------------  ------------   ------------
              EBITDA                                           $ 57.7         $ 62.5        $ 59.7         $ 68.6
Rent expense                                                     38.5           39.8          42.2           44.6
                                                          ------------   ------------  ------------   ------------
              EBITDAR                                          $ 96.2        $ 102.3       $ 101.9        $ 113.2
                                                          ============   ============  ============   ============

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

          The following unaudited pro forma condensed consolidated financial information for the twelve months ended April 3, 2005 of ARG has been prepared by adjusting the financial statements of ARG, as derived and condensed as applicable, from ARG's audited consolidated financial statements and unaudited consolidated financial statements as furnished on Forms 8-K dated June 28, 2005. The adjustments to the pro forma financial statements give effect to the acquisition of RTM and the related refinancing. The adjustments include amounts added or deducted as the case may be, to remove the effects of unusual items and to give effect for cost synergies between the two companies, and as such, are not intended to comply with Regulation S-X: Rule 11-01.

          The RTM financial information reflected in this pro forma financial information represents statements of income for the twelve months ended March 6, 2005. That date and period were used because they are the most comparable period of RTM's fiscal calendar to that of ARG's fiscal calendar. The combined financial information of RTM for the twelve months ended March 6, 2005 was derived from unaudited combined financial statements as furnished on Forms 8-K dated June 28, 2005.

          The allocation of the purchase price of RTM and the effect of the pro forma adjustments for such allocation are based on preliminary estimates and are subject to revision and could differ materially from the final purchase price allocation. The pro forma financial information has been prepared as if the acquisition of RTM and the refinancing had occurred as of April 4, 2004, the first day of the twelve months ended April 3, 2005. The pro forma adjustments are described in the notes to the pro forma financial statements which should be read in conjunction with those statements. The pro forma financial statements should also be read in conjunction with ARG's audited financial statements and ARG's and RTM's unaudited financial statements, as furnished on Forms 8-K dated June 28, 2005.

          The pro forma financial information does not purport to reflect our actual results of operations had the transactions noted above actually occurred on April 3, 2005 or of our future results of operations.

                                     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                                FINANCIAL INFORMATION
                                            FOR THE TWELVE MONTHS ENDED
                                                  April 3, 2005

                                 HISTORICAL                               NORMALIZED        ADJUSTMENTS
                                  ARG/RTM    NORMALIZING               COMBINED ARG/RTM      FOR THE
(DOLLARS IN MILLIONS)            COMBINED    ADJUSTMENTS    SYNERGIES   WITH SYNERGIES    RTM TRANSACTION   PRO FORMA
---------------------------------------------------------------------------------------   ---------------  -----------
INCOME STATEMENT
Royalties & Franchise and
  Related Fees                    $    72.3    $    (1.3)     $    --        $    71.0         $    --     $     71.0
Restaurant Sales                    1,005.6        (18.3)          --            987.3              --          987.3
                                  ---------    ---------      -------        ---------         -------      ---------
Total Revenues                      1,077.9        (19.6)          --          1,058.3              --        1,058.3
Cost of Sales                         726.8        (15.5)          --            711.3            (1.1)         710.2
                                  ---------    ---------      -------        ---------         -------      ---------
Gross Profit                          351.1         (4.1)          --            347.0             1.1          348.1
EBITDAR                               206.1         19.6          9.0            234.7              --          234.7
Rent                                   60.6           --           --             60.6            (1.1)          59.5
EBITDA (1)                            145.5         19.6          9.0            174.1             1.1          175.2
Depreciation & Amortization            37.3           --           --             37.3             4.7           42.0
                                  ---------    ---------      -------        ---------         -------      ---------
EBIT                                  108.2         19.6          9.0            136.8            (3.6)         133.2
Interest Expense                       63.0           --           --             63.0            (8.0)          54.9
Income from continuing
  operations                      $    22.7    $    14.7      $   5.5        $    42.9         $   2.3      $    45.2
-----------------------------------------------------------------------------------------------------------------------

Adjusted EBITDA                   $   149.8    $    20.3      $   9.0        $   179.1         $   1.1      $   180.2
Less: Cash Interest                   (61.2)          --           --            (61.2)            9.6          (51.6)
Less: Cash Taxes (2)                   (5.4)        (5.7)        (2.1)           (13.3)           (0.9)         (14.2)
Plus: (Increase) / Decrease
  in Net Working Capital (3)            3.1           --           --              3.1              --            3.1
                                  ---------    ---------      -------        ---------         -------      ---------
Operating Cash Flow                    86.2         14.6          6.9            107.6             9.8          117.5
Less: Capital Expenditures            (36.8)          --           --            (36.8)             --          (36.8)
                                  ---------    ---------      -------        ---------         -------      ---------
Free Cash Flow                    $    49.4    $    14.6      $   6.9        $    70.9         $   9.8      $    80.7
-----------------------------------------------------------------------------------------------------------------------
EBITDA, as calculated             $   145.5    $    19.6      $   9.0        $   174.1         $   1.1      $   175.2
Triarc Management Fee                   4.3          0.7           --              5.0              --            5.0
                                  ---------    ---------      -------        ---------         -------      ---------
Adjusted EBITDA                   $   149.8    $    20.3      $   9.0        $   179.1         $   1.1      $   180.2
                                  =========    =========      =======        =========         =======      =========

(1) EBITDA includes the addback of $4.5 million related to the impairment of long-lived assets.

(2) Estimated cash paid for taxes includes the historical amounts for ARG and RTM and estimates for the normalizing adjustments, synergies and adjustments for the RTM Transaction. The estimates were calculated as 38.9% of pre-tax income.

(3) The impact on working capital is estimated as (5.2%) of the change in net sales. The change in net sales was determined using the average of ARG'S and RTM's reported net sales for fiscal 2003 and fiscal 2004 as compared to net sales on a pro forma basis.

                            PRO FORMA CAPITALIZATION
                              As Of April 3, 2005


                                                  AS OF APRIL 3, 2005
                                         ---------------------------------------
($ IN MILLIONS)                          ARBY'S    RTM    NET. ADJ. PRO FORMA(7)
--------------------------------------------------------------------------------
Cash(1)                                   $49.6    $ 10.8   ($53.4)     $7.1
--------------------------------------------------------------------------------
New Revolver                                 --        --       --        --
New Term Loan B                              --        --    600.0     600.0
Existing Arby's & RTM Debt(2)             317.0     234.4   (526.2)     25.2
Shareholder Receivables                      --     (10.3)    10.3        --
Capital Lease and Financing Obligations      --     181.9     (9.0)    172.9
Escrowed Cash                                --        --     (4.9)     (4.9)
--------------------------------------------------------------------------------
TOTAL ARBY'S DEBT                        $317.0    $406.0    $70.2    $793.2


                                                    AS OF APRIL 3, 2005
                                         ---------------------------------------
PRO FORMA CREDIT STATISTICS              ARBY'S     RTM   NET. ADJ. PRO FORMA(7)
--------------------------------------------------------------------------------
LTM EBITDA(3)                             $75.1     $68.6    $36.4    $180.2
LTM Interest Expense(4)                    25.4      35.5     (9.3)     51.6
LTM Rent Expense(5)                        16.0      44.6     (1.1)     59.5
LTM Capital Expenditures                   13.8      23.0       --      36.8

Senior Secured Debt/ EBITDA                  --        --       --      4.40x
Lease Adjusted Debt / EBITDAR(6)             --        --       --      5.30x
EBITDA / Interest Expense                    --        --       --      3.49x
(EBITDA - Capex) / Interest Expense          --        --       --      2.78x

================================================================================
Note: Assumes transaction closes on April 3, 2005 for presentation purposes (leverage levels will differ at actual close). Based on estimates and subject to final purchase accounting adjustments.

(1) Arby's cash before adjustments includes $30.6 million of restricted cash related to the outstanding securitization, which will be refinanced. Pro forma debt and cash excludes approximately $4.9 million of escrowed cash

(2) Arby's debt includes approximately $206 million related to the outstanding securitization, $40 million of inter-company debt owed to Triarc and $71 million of other third party debt.

(3) Net adjustment column includes approximately $20 million of normalization adjustments, $9 million of net synergies as well as adjustments related to excluded assets, purchase accounting and an add-back of the Triarc management fee.

(4)    Pro forma interest expense excludes non-cash interest expense.

(5)    Net adjustment column relates to purchase accounting adjustments.

(6)    Rents are capitalized at 8x

(7) Pro forma column reflects Adjusted EBITDA and EBITDAR, including steady-state synergies and excluding the Triarc management fee and non-recurring expenses.

           PRO FORMA EBITDA RECONCILIATION

          EBITDA consists of earnings before interest, taxes and depreciation and amortization. As compared to the nnancialGdAP measurement, EBITDA represents net income less: (1) income from discontinued operations, net of income taxes and plus or minus (2) interest and other income, net, plus the sum of (3) interest expense, (4) provision for income taxes and (6) depreciation and amortization, excluding amortization of deferred financing costs. The Company uses EBITDA as an internal measurement of operating performance as well as assisting investors in the understanding of the Company's performance by using a measure that is unaffected by changes in capital structure or capital investment cycles. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP. EBITDA should not be used as a substitute for net income, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. A reconciliation of EBITDA, Adjusted EBITDA and EBITDAR to net income is provided below:


                                                                  TWELVE MONTHS
                                                                          ENDED
($ in millions)                                                   APRIL 3, 2005
--------------------------------------------------------------------------------
Net income                                                               $ 61.1
Income from discontinued operations, net of income taxes                  (15.9)
Interest and other income, net                                             (0.3)
Interest expense                                                           54.9
Provision for income taxes                                                 33.4
Depreciation and amortization, excluding amortization
  of deferred financing costs                                              42.0
                                                                   -------------
             EBITDA                                                     $ 175.2
Triarc management fee                                                       5.0
                                                                   -------------
             ADJUSTED EBITDA                                            $ 180.2
                                                                   =============

EBITDA                                                                  $ 175.2
Rent expense                                                               59.5
                                                                   -------------
             EBITDAR                                                    $ 234.7
                                                                   =============

                   COMPARISON OF AUV AND GROSS PROFIT MARGIN


  AUV (1)
  for twelve months
  ended (in thousands):             RTM            SYBRA
                                    ---            -----
December 2003                    $  952            $848
December 2004                    $1,025            $873
April 2005                       $1,043            $900


  Gross Profit Margin (2)
  for twelve months
  ended April 2005                 24.8%           21.7%


--------------
(1) Average unit volume ("AUV") is annual net sales divided by weighted average number of units (restaurants). Sybra AUVs based on 12 months ended December 2003, December 2004 and April 2005. RTM AUVs based on 12 months ended November 2003, November 2004 and March 2005. RTM's 12 months ended November 2004 and March 2005 include 53 weeks. Sybra's twelve months ended December 2004 and April 2005 include 53 weeks.

(2) For Sybra, Inc. equivalent to ARG's Restaurant Sales less Cost of Sales divided by Resturant Sales. For RTM, Gross Profit Margin equals gross profit divided by revenues.

                PRO FORMA ARG-OWNED RESTAURANT LOCATIONS BY STATE

                        NUMBER OF                             NUMBER OF
  STATE                RESTAURANTS       STATE               RESTAURANTS
--------------         -----------     --------------        -----------
Alabama                     61         New Jersey                 14
California                   1         New York                    1
Connecticut                  8         Ohio                       89
Florida                     96         Oregon                     25
Georgia                     96         Pennsylvania               79
Illinois                     5         South Carolina             11
Indiana                     80         Tennessee                  50
Kentucky                    30         Texas                      63
Maryland                    10         Utah                       31
Michigan                   109         Virginia                    4
Minnesota                   69         Washington                 24
Mississippi                  2         Wisconsin                   2
Missouri                     2         West Virginia               1
North Carolina              45         Wyoming                     1
                                                               -----
                                       TOTAL                   1,009